SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 19, 2005
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2267
(Registrant’s telephone number, including area code)

————————————————————————
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
1. Director Compensation

Following the Corporate Governance and Nominating Committee's review of the compensation paid to directors, on January 19, 2005 the Board of Directors of Synovus Financial Corp. ("Synovus") approved modifications to the compensation to be paid to directors effective February 1, 2005.

Compensation for directors includes : (1) an annual retainer of $35,000; (2) an annual retainer of $5,000 for serving on the Compensation Committee and the Corporate Governance and Nominating Committee; (3) an annual retainer of $10,000 for serving on the Audit Committee and the Executive Committee; (4) an annual retainer of $5,000 for serving as the chair of the Compensation Committee and Corporate Governance and Nominating Committee and $10,000 for serving as the chair of the Audit Committee; (5) an annual retainer of $5,000 for serving as lead director; and (6) an annual grant of 500 shares of restricted Synovus common stock.

Directors may elect to defer all or a portion of their cash compensation. Deferred amounts are deposited into one or more investment funds chosen by the director. All deferred fees are payable only in cash.

Directors may also choose to participate in Synovus' Director Stock Purchase Plan which is a nontax-qualified, contributory stock purchase plan pursuant to which Synovus directors can purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, directors can elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount equal to 50% of the directors' cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of Synovus stock purchased for their benefit under the Plan.

A summary of the compensation to be paid to directors is filed as Exhibit 10.1 hereto and incorporated by reference herein.

2. Change of Control Agreement

On January 19, 2005, the Board of Directors of Synovus approved amendments to its standard Change of Control Agreement with its executive officers, effective January 21, 2005. The amendments include: (1) changing the definition of a "change in control" from a merger in which less than two-thirds (2/3) of shareholders carryover to a merger in which less than sixty percent (60%) of shareholders carryover; (2) eliminating the ability of an executive to trigger benefits by voluntarily resigning during the 13th month following a change of control; (3) extending the time during which an executive can receive benefits under the agreement upon an involuntary termination without cause or a voluntary termination for good reason from one year to two years; and (4) providing that a gross-up for excise taxes only occurs if the total change of control payments exceed 110% of the applicable IRS cap.

The foregoing description of the amendments to the Change of Control Agreement is qualified in its entirety by reference to the full text of the amended Change of Control Agreement which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits
	Exhibit No.	Description
	10.1	Summary of Board of Directors Compensation as approved on January 19, 2005
	10.2	Form of amended Change of Control Agreement

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Signature Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. ("Registrant")

Dated: January 20, 2004	By:/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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